FOR IMMEDIATE RELEASE
Wyndham Worldwide Receives Proceeds from Sale of Cendant’s
Travelport Business
Company Intends to Pay Down Outstanding Debt and Commence Share Buyback
Program
PARSIPPANY, N.J. (Aug. 24, 2006) — Wyndham Worldwide Corporation (NYSE:WYN) today announced that it is receiving $760 million in proceeds from Cendant Corporation upon closing of the sale of Cendant’s Travelport business. Wyndham Worldwide intends to use the proceeds from the Travelport sale to pay down the Company’s debt as follows:
•	The immediate pay down in full of its revolving credit facility with a $310 million balance
•	The immediate pay down of $375 million on its interim loan facility with an anticipated additional pay down of $75 million at the end of August
Wyndham’s borrowings at the end of August, excluding approximately $1.3 billion of securitized vacation ownership debt, are expected to be approximately $1 billion, consisting of:
•	Term loan with a $300 million balance
•	Interim loan facility with a $350 million balance
•	Existing bank borrowings and capital leases related to our business segments of approximately $360 million
The Company is rated Baa2 by Moody’s and BBB by Standard & Poor’s.
Wyndham Worldwide intends to begin an immediate stock repurchase program, which was announced on August 17, 2006, of up to $400 million of its common stock. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors, and the repurchases may be conducted in the open market or in privately negotiated transactions.
“The repayment of the Company’s outstanding debt provides added flexibility, allowing us to preserve borrowing capacity and enhance liquidity,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “With the Travelport sale now complete, we are able to pursue our stock repurchase program, which we believe will both enhance shareholder value and demonstrate our confidence in the long-term value of Wyndham Worldwide.”
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 6,400 franchised hotels and 535,000 hotel rooms worldwide. RCI Global Vacation Network offers its more than 3 million members access to approximately 55,000 vacation properties located in more than 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of more than 140 vacation ownership resorts serving more than 750,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 28,800 employees globally.
For more information about Wyndham Worldwide, please visit the company’s web site at http://www.wyndhamworldwide.com.
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Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s intention to use the Travelport proceeds to pay down existing debt, expected debt levels after such use of proceeds, the impact on the Company of such debt repayment, future purchases by the Company of its common stock, the timing and form of those purchases, and the impact on the Company of its planned repurchase program.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include the Company’s ability to complete transactions related to debt repayment and changing market conditions, as well as those specified in Wyndham Worldwide’s Form 10-Q, filed August 18, 2006, including under headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
Investor contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation

1 Campus Drive
Parsippany, NJ 07054
Office: (973) 496-2705
margo.happer@wyndhamworldwide.com
Press contact:
Rich Roberts
Vice President, Communications
Wyndham Hotel Group
1 Sylvan Way
Parsippany, NJ 07054
Office: (973) 496-0750
Pager: (888) 901-8235
rich.roberts@cendant.com